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EXHIBIT 23.2

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EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement of Raytheon Company and Subsidiaries Consolidated on Form S-8 of our report dated January 26, 1998, except as to the information presented in note S for which the date is March 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Raytheon Company and Subsidiaries Consolidated.





/s/ Coopers & Lybrand
    Coopers & Lybrand LLP


Boston, Massachusetts
June 5, 1998